(Unofficial Translation)

                     CONTRACT OF PURCHASE AND SALE OF STOCK
           COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA



This document is herewith signed in due form of law by:


on the one hand:

the COMPANHIA ESTADUAL DE ENERGIA ELETRICA - CEEE, the public services utility company for the generation, transmission and distribution of electric power, with head offices in Porto Alegre, Rio Grande do Sul State, at Centro Administrativo Engenheiro Noe de Mello Freitas, in Avenida Joaquim Porto Villanova, 201, Building "C", Bairro Jardim Carvalho, registered on the Treasury Ministry Corporate Tax-Payers' Roll under CGC/MF N(0) 92.715.812/0001-31, represented herein by its Financial Director, Mr. Jairo da Silva Dutra, and hereinafter called the SELLER; having as intervening party, the Secretariat of Energy, Mines and Communications and the Director Counsel of Reforming Program of the Estate;

the STATE OF RIO GRANDE DO SUL, an institution set up under Brazilian Internal Public Law, with head offices in the City of Porto Alegre, Estate of Rio Grande do Sul, in Palacio Pyratini, at Praca Marechal Deodoro, registered on the Treasury Ministry Corporate Tax-Payers' Roll under CGC/MF N(0) 90.010.900/0001-00, represented herein by the State Governor, Mr. Antonio Britto, and hereinafter called the INTERVENOR;

and, on the other hand:

AES GUAIBA EMPREENDIMENTOS LTDA., a company organized and existing under the laws of the Federative Republic of Brazil, with head offices in the City and State of Sao Paulo, at Avenida Roque Petroni Junior, 999, 2nd floor, suite "D", registered on the Treasury Ministry Corporate Tax-Payers' Roll under CGC/MF N(0) 02.126.176/0001-10, represented herein by its General Manager, Mr. Luiz David Travesso, Brazilian citizen, married, engineer, bearer at Identity Card RG under n(0) 8.857.240 (SSP/SP), enrolled with the CPF/MF under n(0)082.892.468-62, hereinafter called the PURCHASER;

Whereas COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA was set up as a result of the corporate and asset restructuring of the SELLER as authorized by State Law n(0) 10,900 issued on 26 December 1996;

Whereas the common shares representing stock control of COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA owned by the STATE were sold at a special public Auction for the highest bid (Auction) held on October 21, 1997 in compliance with the legislation applicable thereto and the terms of PUBLICATION N(0) COD-05/97 prepared by the Steering Committee of the State Reform Program (PUBLICATION), which forms an integral part of this Contract;

Whereas the PURCHASER was the winning bidder in the above-mentioned Auction and thus became the majority shareholder in COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA;

The Parties herewith resolve to sign this CONTRACT OF PURCHASE AND SALE OF SHARES, which will be regulated by the following clauses and conditions:


CLAUSE ONE - PURPOSE OF THE CONTRACT

The SELLER is the owner with clear and unencumbered title, free of third party rights or restrictions of any type, of 487,585,814 (four hundred and eighty seven million, five hundred and eighty five thousand and eight hundred and fourteen) common shares issued by COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA, corresponding to around 90.91% (ninety point nine one per cent) of the voting capital, with such stocks hereinafter called the SHARES.

By this deed the SELLER sells to the PURCHASER all the above-mentioned SHARES for the price of R$ 1,510,000,000.00 which is herewith paid by the PURCHASER to the SELLER in Brazilian currency, by means of release of resources with Camara de Liquidacao e Custodia S/A - CLC.


CLAUSE TWO - RESPONSIBILITY FOR HIDDEN LIABILITIES, INSUFFICIENT ASSETS AND SUBSEQUENT CONTINGENCIES

As the Seller of the common shares of COMPANHIA CENTRO-OESTE, COMPANHIA ESTADUAL DE ENERGIA ELETRICA - CEEE undertakes responsibility for settling debts arising from decisions handed down through to 11 August 1997, in court cases being heard as part of the labor claims brought against the Company by employees transferred to the above-mentioned COMPANHIA CENTRO-OESTE, even though the court rulings are effective after this date. The obligation to settle possible outstanding debts is limited to the period during which the employee worked at CEEE, meaning until 11 August 1997, with COMPANHIA CENTRO-OESTE being responsible for settling any debts arising from periods subsequent to 11 August 1997 through to the date of the effective payment of the debt.

With the exception of the obligations undertaken as laid out above, the SELLER, as the owner of the shares sod hereunder, shall not be liable for any other hidden liabilities, insufficient assets or subsequent contingencies of COMPANHIA CENTRO-OESTE, regardless of whether or not they are mentioned in the PUBLICATION.


CLAUSE THREE  - SPECIAL OBLIGATIONS OF THE SELLER

I - The SELLER agrees to sign the documents required to carry out and formally complete the sale to the PURCHASER of the SHARES covered by this CONTRACT.

II - The SELLER agrees to assume responsibility for any obligations deriving from the SHARES covered by this Contract in existence up to the date of transfer thereof, but does not accept liability for obligations that may arise therefrom after this date.


CLAUSE FOUR - SPECIAL OBLIGATIONS OF THE PURCHASER

The PURCHASER and the heirs and successors thereto of any type, including through later assignment and transfer of the shares, will be jointly bound in an irrevocable and irretractable manner to comply strictly with the special obligations stipulated in Item 4.3. of PUBLICATION N(0) COD-05/97 and the Annexes thereto, which form an integral part of this Contract.


CLAUSE FIVE - SUCCESSION

The obligations stipulated in this Contract should be undertaken by any third party that acquires ownership of the SHARES acquired hereunder by the PURCHASER, representing stock control, under penalty of declaring the transfer of such shares thereto null and void.

The PURCHASER also agree to note in the margin of the SHARE records in the Share Registration Book of COMPANHIA CENTRO-OESTE or on the respective certificates, the following words in Portuguese: The shares covered by these records (or Certificate) are subject to the provisions in the CUSTOMER OF PURCHASE AND SALE OF SHARES signed by the SELLER and AES GUAIBA EMPREENDIMENTOS LTDA., on October 27, 1997.


CLAUSE SIX -  IRREVOCABILITY

The sale of SHARES covered by this Contract is irrevocable and irretractable, binding the Parties thereto and their successors of any type to compliance with the clauses agreed herein of any type, with specific execution.


CLAUSE SEVEN  -  LAW COURTS

The Parties elect the Law Courts of the City of Porto Alegre, capital of the State of Rio Grande do Sul, as competent to resolve any doubts or disputes arising from this Contract, waiving any other, no matter how privileged.

Being in full and fair agreement, the Parties sign this deed in 3 (three) copies of identical form and content, in the presence of the undersigned witnesses.

Porto Alegre, October 27, 1997.

                  COMPANHIA ESTADUAL DE ENERGIA ELETRICA - CEEE

                   -------------------------------------------
                                Pedro Bisch Neto,
                               Director President.

                   -------------------------------------------
                              Jairo da Silva Dutra,
                               Financial Director.

                 SECRETARIAT OF ENERGY, MINES AND COMMUNICATIONS

                   -------------------------------------------
                             Assis Roberto de Souza,
                             Secretary of the State.

               DIRECTOR COUNSEL OF REFORMING PROGRAM OF THE ESTATE

                   -------------------------------------------
                             Assis Roberto de Souza,
                                   President.

                   -------------------------------------------
                                 Cezar Busatto,
                            Counsellor of COD-PRE and
                        Secretary of the Public Treasury.

                           STATE OF RIO GRANDE DO SUL

                   -------------------------------------------
                                 Antonio Britto,
                                 State Governor.

                                    PURCHASER

                   -------------------------------------------
                              Luiz David Travesso,
                                General Manager.


Witnesses:
1.________________________          2.__________________________
Name: Helio Campos                    Name: Mario Rache Freitas
CPF: 292.869.210-04                   CPF: 333.959.690-53